UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 4, 2008

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	33-25350-FW (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2008, Kuang Yuandong, Chief Financial Officer and Treasurer of Wuhan General Group (China), Inc. (the “Company”), tendered his resignation as Chief Financial Officer and Treasurer upon mutual agreement with the Company. Mr. Kuang’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Kuang will remain with the Company as an employee in the finance department.

Also on May 4, 2008, the Company appointed Haiming Liu, age 43, to serve as the Chief Financial Officer and Treasurer of the Company. For the past 13 years, Mr. Liu worked in a variety of roles at the accounting firm of PricewaterhouseCoopers (“PWC”), which is not an affiliate of the Company. From 1995 to 2002, Mr. Liu served as an auditor with PWC in Vancouver, British Columbia. In 2002, Mr. Liu became a Training Manager with PWC in Shanghai, China. From the end of 2002 through April 2008, Mr. Liu served as a Senior Manager with PWC in Chongqing, China.

Prior to his employment with PWC, Mr. Liu was a lawyer and legal advisor in China. Mr. Liu also served as an English and Mandarin language translator on the Faculty of Commerce & Business Administration at the University of British Columbia.

Mr. Liu’s annual salary is 700,000 Renminbi, which is approximately $100,000. In addition, Mr. Liu will be eligible to participate in the Company’s stock option plan. In addition, the Company will pay Mr. Liu’s relocation expenses and medical insurance and will reimburse him for housing expenses and travel expenses.

No family relationships exist between Mr. Liu and any director or executive officer of the Company. There is no arrangement or understanding pursuant to which Mr. Liu was selected as the Company’s Chief Financial Officer and Treasurer, and there are no related party transactions between Mr. Liu and the Company reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release, dated May 2, 2008, announcing the appointment of Haiming Liu as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: May 5, 2008

By:	/s/ Xu Jie
Name: Xu Jie
Title: President and Chief Executive Officer

EXHIBIT INDEX
Form 8-K
May 5, 2008

Filed
Exhibit No.	Description	Herewith	By Reference
99.1	Press Release, dated May 2, 2008, announcing the appointment of Haiming Liu as Chief Financial Officer.	X